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                                                          EXHIBIT 23-D


                            CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated July 3, 1995, with respect to the financial statements of Mercury Personal Communications included in the Current Report on Form 8-K of U S WEST, Inc., dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, in the following Form S-3 filings:

     1)  Form S-3 Registration Statement No. 33-62451

     2)  Form S-3 Registration Statement No. 33-50047

     3)  Form S-3 Registration Statement No. 33-50049

     4)  Form S-3 Registration Statement No. 33-57889

We also consent to the reference to our firm under the caption "Experts" in each such Registration Statement.


                                 ARTHUR ANDERSEN CHARTERED ACCOUNTANTS



London, England
October 30, 1995